EXHIBIT 99.1

ICG Announces Third Quarter 2010 Financial Results

Core Consolidated Revenue Growth Increases 32% with Strong EBITDA Improvement

WAYNE, Pa., Nov. 4, 2010 (GLOBE NEWSWIRE) -- Internet Capital Group, Inc. (Nasdaq:ICGE) ("ICG") today reported its results for the quarter ended September 30, 2010.

Financial Results

ICG's consolidated revenue increased to $30.2 million for the quarter ended September 30, 2010, up from $22.6 million for the third quarter of 2009. Consolidated net income for the quarter ended September 30, 2010 was $1.8 million, or $0.05 per diluted share, compared to net income of $3.1 million, or $0.08 per diluted share, in the comparable 2009 period. Results for the third quarters of both 2010 and 2009 included net gains, primarily related to sales of Blackboard stock, that are detailed below.

ICG's corporate cash and cash equivalents were $70.7 million at September 30, 2010, and the value of ICG's holdings in GoIndustry-DoveBid (LSE:GOI) was $3.2 million. Additionally, as of September 30, 2010, ICG had an income tax receivable of $6.3 million.

"We are pleased that our core consolidated companies reported very strong results for the third quarter, performing right in line with our expectations," said Walter Buckley, ICG's Chief Executive Officer. "Customer signings at InvestorForce, GovDelivery and, most notably, ICG Commerce resulted in excellent revenue growth this quarter and position us well for 2011."

The non-GAAP information presented below is useful to investors because it provides information with respect to comparable ongoing operating results of ICG's three core consolidated companies, GovDelivery, InvestorForce and ICG Commerce. GovDelivery sold its GovDocs subsidiary in the third quarter of 2010. Accordingly, GovDocs is treated as a discontinued operation in ICG's consolidated GAAP results presented above and is excluded from the aggregate core consolidated information. Aggregate Revenue of our three consolidated companies grew to $30.6 million in the third quarter of 2010, an increase of 32% from the third quarter of 2009. Aggregate EBITDA of these companies for the third quarter of 2010 was $4.1 million, compared to $1.5 million for the corresponding 2009 period. Excluding the impact of stock-based compensation and unusual items, Aggregate EBITDA of the core consolidated companies was $4.5 million for the third quarter, compared to $1.6 million in the corresponding 2009 period.

ICG Commerce

ICG Commerce reported $26.3 million of revenue for the third quarter of 2010, representing an increase of 28% over the comparable 2009 quarter. ICG Commerce's EBITDA, excluding stock-based compensation and other unusual items, for the quarter ended September 30, 2010 increased to $5.4 million from $2.7 million in the comparable 2009 quarter.

ICG Commerce continues to see strong growth as companies search for new forms of cost reductions to fund growth. The following are highlights of the company's activity during the third quarter:

  significant new customer signings, including four multi-year, multi-million dollar contracts with Fortune 1000 clients, that contributed over $87 million in total contract value;
  expanded relationships with three existing clients, including Hertz and Pinnacle Foods; and
  recognition as the only procurement provider to make The Black Book of Outsourcing as one of the top 50 global outsourcing providers.

Outlook

The Company's full-year 2010 guidance, after taking into account the sale of the GovDocs subsidiary, is core consolidated revenue between $112.0 million and $118.0 million and core consolidated EBITDA, excluding the impact of stock-based compensation and unusual items, between $12.0 million and $15.0 million. ICG expects core consolidated revenue and EBITDA for the full year of 2010 to be at the high end of this guidance range.

Information related to ICG's core equity companies, Channel Intelligence, Freeborders, Metastorm, StarCite and WhiteFence, along with a reconciliation to GAAP results, is set forth in the Supplemental Information section of this press release.

Please see ICG's website at www.icg.com for more information on ICG, its partner companies and third quarter results.

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to www.icg.com and click on the investor relations tab. Then click the link for the third quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 866-730-5763. The international dial-in number is 857-350-1587. The passcode is 46993003.

For those unable to participate in the conference call, a replay will be available from November 4, 2010 at 1:00 p.m. ET until November 11, 2010 at 11:59 p.m. ET. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international). The pass code is 62879142. The replay and slide presentation also can be accessed in the investor relations section of the ICG website at www.icg.com/investors/events-and-presentations/.

About ICG

ICG (Nasdaq:ICGE) identifies, capitalizes and grows companies in the SaaS, tech-enabled BPO and Internet marketing sectors.  These partner companies transform the way business is done by enabling enterprises to increase efficiencies and improve critical processes. ICG leverages its unique expertise to carefully identify companies based on their potential to become market changers and market leaders. ICG focuses on building successful businesses in the SaaS, tech-enabled BPO and Internet marketing sectors by providing them with access to management expertise and strategic and operational guidance, as well as growth capital.

The Internet Capital Group, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7794

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties, including, but not limited to, risks associated with the effect of economic conditions generally, capital spending by our partner companies' customers, our partner companies' ability to compete successfully against their respective competitors, our partner companies' ability to timely and effectively respond to technological developments, our and our partner companies' collective ability to retain key personnel, our ability to have continued access to capital and to deploy capital effectively and on acceptable terms, our ability to maximize value in connection with divestitures, and other risks and uncertainties detailed in ICG's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

Internet Capital Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenue	$ 30,222	$ 22,572	$ 82,634	$ 66,301

Operating Expenses
Cost of revenue	18,056	14,402	52,381	42,205
Selling, general and administrative	9,989	8,347	31,211	26,721
Research and development	2,729	2,178	7,798	7,418
Amortization of intangibles	342	51	1,020	205
Impairment related and other	1,004	1,244	1,172	5,064
Total operating expenses	32,120	26,222	93,582	81,613
	(1,898)	(3,650)	(10,948)	(15,312)

Other income (loss), net	9,196	10,226	74,119	11,225
Interest income	56	98	255	338
Interest expense	(123)	(49)	(192)	(206)
Income (loss) before income taxes and equity loss	7,231	6,625	63,234	(3,955)

Income tax benefit (expense)	(2,860)	(516)	(3,065)	(884)
Equity loss	(2,952)	(2,761)	(13,867)	(10,638)
Income (loss) from continuing operations	1,419	3,348	46,302	(15,477)
Income (loss) on discontinued operations	601	--	802	--
Net income (loss)	2,020	3,348	47,104	(15,477)
Less: Net income (loss) attributable to the noncontrolling interest	229	277	781	1,006
Net income (loss) attributable to ICG	$ 1,791	$ 3,071	$ 46,323	$ (16,483)

Amounts attributable to ICG common shareholders:
Net income (loss) from continuing operations	$ 1,339	$ 3,071	$ 45,711	$ (16,483)
Net income (loss) on discontinued operations	452	--	612	--
Net income (loss) attributable to ICG common shareholders	$ 1,791	$ 3,071	$ 46,323	$ (16,483)

Basic net income (loss) per share:
Income (loss) from continuing operations attributable to ICG common shareholders	$ 0.04	$ 0.08	$ 1.25	$ (0.45)
Income (loss) on discontinued operations attributable to ICG common shareholders	$ 0.01	--	$ 0.02	--
	$ 0.05	$ 0.08	$ 1.27	$ (0.45)

Shares used in computation of basic net income (loss) per common share attributable to ICG common shareholders	36,368	36,676	36,340	36,673

Diluted net income (loss) per share:
Income (loss) from continuing operations attributable to ICG common shareholders	$ 0.04	$ 0.08	$ 1.24	$ (0.45)
Income (loss) on discontinued operations attributable to ICG common shareholders	$ 0.01	--	$ 0.02	--
Income (loss) attributable to ICG common shareholders	$ 0.05	$ 0.08	$ 1.26	$ (0.45)

Shares used in computation of diluted net income (loss) per common share attributable to ICG common shareholders	36,956	36,740	36,679	36,673

Internet Capital Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2010	2009

ASSETS
Cash and cash equivalents	$ 90,889	$ 55,528
Accounts Receivable, net	27,381	19,120
Deferred tax asset	7,642	8,147
Income tax receivable	6,314	11,071
Prepaid expenses and other current assets	3,136	2,146
Assets of discontinued operations	--	1,684
Total current assets	135,362	97,696
Marketable securities	--	73,512
Fixed assets, net	5,283	4,179
Ownership interests in partner companies	85,977	97,777
Goodwill	20,317	20,317
Intangibles, net	14,169	14,855
Deferred tax asset	17,305	20,724
Other assets, net	1,303	1,027
Total assets	$ 279,716	$ 330,087

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$ 33,209	$ 24,320
Liabilities of discontinued operations	--	320
Hedges of marketable securities	--	547
Other non-current liabilities	17,451	1,738
Total liabilities	50,660	26,925
Equity:
Controlling (ICG) equity	222,525	280,665
Noncontrolling interest	6,531	22,497
Total stockholders' equity	229,056	303,162
Total liabilities and stockholders' equity	$ 279,716	$ 330,087

ICG
2010 Core Partner Company Information

On December 31, 2009, ICG acquired a controlling ownership stake in GovDelivery, Inc. and on August 31, 2010, GovDelivery, Inc. sold its GovDocs subsidiary. To aid in the comparability of the aggregate core company information, ICG is presenting this aggregate core company information assuming the acquisition and the sale occurred on January 1, 2009 by including GovDelivery's historical results, excluding the GovDocs subsidiary, for all periods presented.

On August 28, 2009, Channel Intelligence, Inc. acquired substantially all of the assets of Vcommerce Corporation, one of ICG's former core partner companies. To aid in the comparability of the aggregate core company information, ICG is presenting this aggregate core company information for Channel Intelligence to include Vcommerce Corporation's results after August 28, 2009. Vcommerce Corporation's results prior to August 28, 2009 are excluded from information below.

The following table of ICG's supplemental financial information is a reconciliation of Aggregate Revenue and Aggregate EBITDA information(1) to GAAP Results.

Reconciliation of Aggregate Core Company Information to GAAP Results

	Three Months Ended
	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010
Revenue

Consolidated partner companies	$ 21,290	$ 22,085	$ 23,273	$ 26,025	$ 26,589	$ 27,324	$ 30,638
Equity method partner companies	46,181	46,604	45,399	46,123	44,745	43,805	46,867
Core Company Aggregate Revenue	$ 67,471	$ 68,689	$ 68,672	$ 72,148	$ 71,334	$ 71,129	$ 77,505
Non-consolidated partner companies/other	(45,819)	(46,612)	(46,100)	(48,197)	(45,579)	(44,472)	(47,283)
Consolidated Revenue	$ 21,652	$ 22,077	$ 22,572	$ 23,951	$ 25,755	$ 26,657	$ 30,222

Net Income (Loss)

Consolidated partner companies	$ 1,523	$ 1,762	$ 1,451	$ 2,629	$ 1,694	$ 1,413	$ 4,131
Equity method partner companies	(4,474)	(622)	44	3,018	(617)	(2,988)	88
Core Company Aggregate EBITDA/EBITDA (loss)	$ (2,951)	$ 1,140	$ 1,495	$ 5,647	$ 1,077	$ (1,575)	$ 4,219
Interest, Taxes, Depreciation/Amortization	(3,852)	(5,019)	(5,039)	26,899	(5,206)	(5,896)	(7,706)
Core Company Aggregate Net Income (Loss)	(6,803)	(3,879)	(3,544)	32,546	(4,129)	(7,471)	(3,487)
Amount attributable to equity companies / other stockholders / disc. ops	(3,838)	(1,817)	(1,525)	12,446	(848)	(3,092)	(1,071)
ICG's share of net income (loss) of Aggregate Core Partner Companies	$ (2,965)	$ (2,062)	$ (2,019)	$ 20,100	$ (3,281)	$ (4,379)	$ (2,416)
Venture equity method companies	(1,669)	(635)	(638)	(447)	(4,093)	(1,289)	(997)
Corporate general and administrative	(3,521)	(3,258)	(2,947)	(3,643)	(3,925)	(4,179)	(3,076)
Corporate stock-based compensation	(1,079)	(1,047)	(505)	(257)	(599)	(618)	(546)
Corporate interest, net	124	90	86	99	52	130	43
Other income(loss)/restructuring/impairments	(1,895)	(1,637)	9,094	5,538	40,639	24,762	8,182
Income taxes	--	--	--	10,627	--	1,111	--
Income (loss) on discontinued operations	--				(22)	223	601
Consolidated net income (loss)	$ (11,005)	$ (8,549)	$ 3,071	$ 32,017	$ 28,771	$ 15,761	$ 1,791

		Three Months Ended
		Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010

Aggregate Core Company Information: (2)
Aggregate Revenue		$ 67,471	$ 68,689	$ 68,672	$ 72,148	$ 71,334	$ 71,129	$ 77,505
Aggregate EBITDA/EBITDA (loss)		$ (2,951)	$ 1,140	$ 1,495	$ 5,647	$ 1,077	$ (1,575)	$ 4,219
Aggregate Net Loss		$ (6,803)	$ (3,879)	$ (3,544)	$ 32,546	$ (4,129)	$ (7,471)	$ (3,487)

Components of Aggregate Core Company Information

Consolidated Core Companies (Ownership %):
	Revenue	$ 21,290	$ 22,085	$ 23,273	$ 26,025	$ 26,589	$ 27,324	$ 30,638
GovDelivery (93%)	Expenses other than interest, taxes,
ICG Commerce (80%)	depreciation and amortization	(19,767)	(20,323)	(21,822)	(23,396)	(24,895)	(25,911)	(26,507)
Investor Force Holdings, Inc. (76%)	EBITDA/EBITDA (loss)	$ 1,523	$ 1,762	$ 1,451	$ 2,629	$ 1,694	$ 1,413	$ 4,131
	Interest	13	4	9	(1)	(35)	(17)	(110)
	Taxes	53	(421)	(516)	29,767	(616)	(700)	(2,860)
	Depreciation/Amortization	(475)	(486)	(500)	(792)	(536)	(599)	(635)
	Net income (loss)	$ 1,114	$ 859	$ 444	$ 31,603	$ 507	$ 97	$ 526

Equity Method Core Companies (Ownership %):
	Revenue	$ 46,181	$ 46,604	$ 45,399	$ 46,123	$ 44,745	$ 43,805	$ 46,867
Channel Intelligence, Inc. (50%) (3)	Expenses other than interest, taxes,
Freeborders, Inc. (31%)	depreciation and amortization	(50,655)	(47,226)	(45,355)	(43,105)	(45,362)	(46,793)	(46,779)
Metastorm (33%)	EBITDA/EBITDA (loss)	$ (4,474)	$ (622)	$ 44	$ 3,018	$ (617)	$ (2,988)	$ 88
StarCite, Inc. (36%)	Interest	(367)	(413)	(363)	(405)	(395)	(487)	(570)
WhiteFence, Inc. (36%)	Taxes	591	(215)	(182)	1,936	(236)	(589)	(213)
	Depreciation/Amortization	(3,667)	(3,488)	(3,487)	(3,606)	(3,388)	(3,504)	(3,318)
	Net income (loss)	$ (7,917)	$ (4,738)	$ (3,988)	$ 943	$ (4,636)	$ (7,568)	$ (4,013)

(1) The definitions of Aggregate Revenue and Aggregate EBITDA, as well as the rationale for management's use of such non-GAAP measures are included in the "Description of Terms" supplement to this release.

(2) ICG's aggregate core company information represents the sum total of the individual GAAP results of each of the following eight companies: Channel Intelligence, Freeborders, GovDelivery, ICG Commerce, Investor Force, Metastorm, StarCite and WhiteFence. ICG's ownership in these eight core companies ranged from 31% to 93% and averaged 54% at September 30, 2010.

(3) Rounding to nearest percentage results in ICG ownership in Channel Intelligence, Inc. rounding up to 50%. ICG does not have a controlling ownership position in Channel Intelligence.

The following table reconciles our core company Aggregate EBITDA/EBITDA (loss) to Aggregate EBITDA/EBITDA (loss), exclusive of stock-based compensation and unusual items.
	Three Months Ended
	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010
Aggregate EBITDA/EBITDA (Loss) of Consolidated Core	$ 1,523	$ 1,762	$ 1,451	$ 2,629	$ 1,694	$ 1,413	$ 4,131

Stock-based compensation	220	169	174	745	139	234	162
Severance/restructuring/other	--	--	--	640	71	95	207

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Consolidated Core	$ 1,743	$ 1,931	$ 1,625	$ 4,014	$ 1,904	$ 1,742	$ 4,500

	Three Months Ended
	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010
Aggregate EBITDA/EBITDA (Loss) of Equity Core	$ (4,474)	$ (622)	$ 44	$ 3,018	$ (617)	$ (2,988)	$ 88

Stock-based compensation	680	818	871	657	611	595	638
Severance/restructuring/other	530	1,206	387	23	83	9	134
Settlement charges	1,250	--	--	--	--	57	--
Litigation related charges	598	--	--	(1,243)	--	31	--

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Equity Core	$ (1,416)	$ 1,402	$ 1,302	$ 2,455	$ 77	$ (2,296)	$ 860

	Three Months Ended
	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010
Aggregate EBITDA/EBITDA (Loss) of Consolidated and Equity Core	$ (2,951)	$ 1,140	$ 1,495	$ 5,647	$ 1,077	$ (1,575)	$ 4,219

Stock-based compensation	900	987	1,045	1,402	750	829	800
Severance/restructuring/other	530	1,206	387	663	154	104	341
Settlement charges	1,250	--	--	--	--	57	--
Litigation related charges	598	--	--	(1,243)	--	31	--

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Consolidated and Equity Core	$ 327	$ 3,333	$ 2,927	$ 6,469	$ 1,981	$ (554)	$ 5,360

Additionally, the following supplemental information for Metastorm, a core equity partner company, is as follows:	Three Months Ended
	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010

Revenue	$ 16,771	$ 17,526	$ 16,374	$ 17,052	$ 17,744	$ 17,036	$ 18,360
EBITDA (loss), exclusive of Stock-based compensation and unusual items	$ (1,516)	$ 1,115	$ 1,174	$ 993	$ 386	$ (1,046)	$ 499

ICG
2010 Core Partner Company Information

The following table of ICG's supplemental financial information is a reconciliation of Aggregate Revenue and Aggregate EBITDA information(1) to GAAP Results.

Reconciliation of Aggregate Core Company Information to GAAP Results
		Year to Date Ended
		Sep 30, 2009	Sep 30, 2010
Revenue

Consolidated partner companies		$ 66,648	$ 84,551
Equity method partner companies		138,184	135,417
Core Company Aggregate Revenue		$ 204,832	$ 219,968
Non-consolidated partner companies/other		(138,531)	(137,334)
Consolidated Revenue		$ 66,301	$ 82,634

Net Income (Loss)

Consolidated partner companies		$ 4,736	$ 7,238
Equity method partner companies		(5,052)	(3,517)
Core Company Aggregate EBITDA/EBITDA (loss)		$ (316)	$ 3,721
Interest, Taxes, Depreciation/Amortization		(13,910)	(18,808)
Core Company Aggregate Net Income (Loss)		(14,226)	(15,087)
Amount attributable to equity companies / other stockholders / disc. ops		(7,180)	(5,011)
ICG's share of net income (loss) of Aggregate Core Partner Companies		$ (7,046)	$ (10,076)
Other holdings equity method companies		(2,942)	(6,379)
Corporate general and administrative		(9,726)	(11,180)
Corporate stock-based compensation		(2,631)	(1,763)
Corporate interest, net		300	225
Other income(loss)/restructuring/impairments		5,562	73,583
Income taxes		--	1,111
Income (loss) on discontinued operations		--	802
Consolidated net income (loss)		$ (16,483)	$ 46,323

		Year To Date Ended
		Sep 30, 2009	Sep 30, 2010

Aggregate Core Company Information: (2)
Aggregate Revenue		$ 204,832	$ 219,968
Aggregate EBITDA/EBITDA (loss)		$ (316)	$ 3,721
Aggregate Net Loss		$ (14,226)	$ (15,087)

Components of Aggregate Core Company Information

Consolidated Core Companies (Ownership %):
	Revenue	$ 66,648	$ 84,551
GovDelivery, Inc. (93%)	Expenses other than interest, taxes,
ICG Commerce (80%)	depreciation and amortization	(61,912)	(77,313)
Investor Force Holdings, Inc. (76%)	EBITDA/EBITDA (loss)	$ 4,736	$ 7,238
	Interest	26	(162)
	Taxes	(884)	(4,176)
	Depreciation/Amortization	(1,461)	(1,770)
	Net income (loss)	$ 2,417	$ 1,130

Equity Method Core Companies (Ownership %):
	Revenue	$ 138,184	$ 135,417
Channel Intelligence, Inc. (50%) (3)	Expenses other than interest, taxes,
Freeborders, Inc. (31%)	depreciation and amortization	(143,236)	(138,934)
Metastorm (33%)	EBITDA/EBITDA (loss)	$ (5,052)	$ (3,517)
StarCite, Inc. (36%)	Interest	(1,143)	(1,452)
WhiteFence, Inc. (36%)	Taxes	194	(1,038)
	Depreciation/Amortization	(10,642)	(10,210)
	Net loss	$ (16,643)	$ (16,217)

(1) The definitions of Aggregate Revenue and Aggregate EBITDA, as well as the rationale for management's use of such non-GAAP measures are included in the "Description of Terms" supplement to this release.

(2) ICG's aggregate core company information represents the sum total of the individual GAAP results of each of the following eight companies: Channel Intelligence, Freeborders, GovDelivery, ICG Commerce, Investor Force, Metastorm, StarCite and WhiteFence. ICG's ownership in these eight core companies ranged from 31% to 93% and averaged 54% at September 30, 2010.

(3) Rounding to nearest percentage results in ICG ownership in Channel Intelligence, Inc. rounding up to 50%. ICG and does not have a controlling ownership position in Channel Intelligence.

The following table reconciles our core company Aggregate EBITDA/EBITDA (loss) to Aggregate EBITDA/EBITDA (loss), exclusive of stock-based compensation and unusual items.
		Year To Date Ended
		Sep 30, 2009	Sep 30, 2010
Aggregate EBITDA/EBITDA (Loss) of Consolidate Core		$ 4,736	$ 7,238

Stock-based compensation		563	535
Severance/restructuring/other		--	373

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Consolidated Core		$ 5,299	$ 8,146

		Year To Date Ended
		Sep 30, 2009	Sep 30, 2010
Aggregate EBITDA/EBITDA (Loss) of Equity Core		$ (5,052)	$ (3,517)

Stock-based compensation		2,369	1,844
Severance/restructuring/other		2,123	226
Settlement charges		1,250	57
Litigation related charges		598	31

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Equity Core		$ 1,288	$ (1,359)

		Year To Date Ended
		Sep 30, 2009	Sep 30, 2010
Aggregate EBITDA/EBITDA (Loss) of Consolidated and Equity Core		$ (316)	$ 3,721

Stock-based compensation		2,932	2,379
Severance/restructuring/other		2,123	599
Settlement charges		1,250	57
Litigation related charges		598	31

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Consolidated and Equity Core		$ 6,587	$ 6,787

ICG

September 30, 2010

Description of Terms

Consolidated Statements of Operations

Effect of Various Accounting Methods on our Results of Operations

The various interests that the Company acquires in its partner companies are accounted for under three methods:  the consolidation method, the equity method and the cost method.  The applicable accounting method is generally determined based on the Company's voting interest in a partner company.

Consolidation.  Partner companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities and for which other stockholders do not possess the right to affect significant management decisions are accounted for under the consolidation method of accounting.  Under this method, a partner company's balance sheet and results of operations are reflected within the Company's Consolidated Financial Statements.  All significant intercompany accounts and transactions are eliminated. Participation of other partner company stockholders in the net assets and in the earnings or losses of a consolidated partner company is reflected in the caption "Noncontrolling interest" on the Company's Consolidated Balance Sheets and "Net income (loss) attributable to the noncontrolling interest" on the Company's Consolidated Statements of Operations.  Noncontrolling interest adjusts the Company's consolidated results of operations to reflect only the Company's share of the earnings or losses of the consolidated partner company.  The results of operations and cash flows of a consolidated partner company are generally included through the latest interim period in which the Company owned a greater than 50% direct or indirect voting interest for the entire interim period and otherwise exercised control over the partner company.  Upon dilution of control below 50% or ceasing to exercise control over the partner company, the accounting method is adjusted to the equity or cost method of accounting, as appropriate, for subsequent periods.

During the three months ended September 30, 2010, the Company accounted for the following three partner companies under this method:  ICG Commerce, Investor Force and GovDelivery (the Company acquired a controlling ownership interest of GovDelivery on December 31, 2009).  During the three months ended September 30, 2009, the Company accounted for the following three partner companies under this method:  ICG Commerce, Investor Force and Vcommerce Corporation (substantially all Vcommerce assets were sold on August 28, 2009).

During the three months ended September 30, 2010, the Company increased its ownership in ICG Commerce by 5%. The Company treated the incremental control-to-control transaction as an equity transaction, whereas the offset to cash consideration paid by the Company was a reduction in the equity sections (both ICG's equity and non-controlling interest) of the balance sheet.

Equity Method.  Partner companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors, including, among others, the Company's representation on the partner company's board of directors and the Company's ownership level, which is generally between a 20% and 50% interest in the voting securities of the equity method partner company, including voting rights associated with the Company's holdings in common stock, preferred stock and other convertible instruments in the partner company.  Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Balance Sheets and Statements of Operations; however, the Company's share of the earnings or losses of the partner company is reflected under the caption "Equity loss" in the Company's Consolidated Statements of Operations. The carrying value of equity method partner companies is reflected in "Ownership interests in partner companies" in the Company's Consolidated Balance Sheets. When the Company's carrying value in an equity method partner company is reduced to zero, no further losses are recorded in the Company's Consolidated Financial Statements unless the Company has guaranteed obligations of the partner company or has committed to additional funding. When the partner company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

During the three months ended September 30, 2010, the Company accounted for nine of its partner companies under this method.

Cost Method.  Partner companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of such companies is not included in the Company's Consolidated Balance Sheets or Consolidated Statements of Operations.  However, cost method partner company impairment charges are recognized in the Company's Consolidated Statements of Operations.  If circumstances suggest that the value of the partner company has subsequently recovered, such recovery is not recorded.

When a cost method partner company qualifies for use of the equity method, the Company's interest is adjusted retroactively for its share of the past results of its operations. Therefore, prior losses could significantly decrease the Company's carrying value at that time.

The Company records its ownership interest in equity securities of partner companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests are valued at fair value and classified as marketable securities or some other classification in accordance with Accounting Standards Codification ("ASC") section 320, "Investments-Debt and Equity Securities."

During the three months ended September 30, 2010, the Company did not account for any of its partner companies under this method.

Certain items impacting the consolidated financial statements ($ millions):

	Q3		FYTD
Gains (losses):	2010	2009	2010	2009
Other income (loss):
Sales of marketable securities	$9.2	$14.0	$67.1	$14.1
Unrealized gain/(loss) on mark-to-market of hedges	(0.2)	(3.4)	0.5	(6.0)
Gain on Creditex sale	—	—	5.1	0.4
Sales of partner companies	—	—	1.8	2.2
Other, net	0.2	(0.4)	(0.4)	0.5
Total Other Income (Loss)	$9.2	$10.2	$74.1	$11.2

Stock-based compensation:
Corporate	$(0.5)	$(0.5)	$(1.7)	$(2.6)
Consolidated partner companies (ICG's Share)	(0.1)	(0.2)	(0.5)	(0.5)
Equity method partner companies (ICG's Share)	(0.3)	(0.3)	(0.9)	(0.9)
Total Stock-based compensation	$(0.9)	$(1.0)	$(3.1)	$(4.0)

Severance charges	$(1.0)	$—	$(1.0)	$—
Impairment of consolidated partner company	$—	$(1.1)	$—	$(4.9)
Impairment of equity method partner company	$—	$—	$(2.9)	$(0.5)

Income tax benefit (expense)	$(2.9)	$(0.5)	$(3.1)	$(0.9)
Less: Non-controlling share of consolidated partner company income taxes	$0.6	$0.1	$0.6	$0.1

ICG's share of Partner Company charges, net	$(0.1)	$(0.1)	$(0.3)	$(1.3)

Purchase accounting activity:
Deferred revenue adjustment	$(0.4)	$—	$(1.9)	$—
Amortization of intangibles of consolidated partner company	(0.3)	—	(1.0)	(0.2)
Amortization of intangibles included in equity loss (ICG's Share)	(1.3)	(1.3)	(4.1)	(3.7)
Total Purchase Accounting Activity	$(2.0)	$(1.3)	$(7.0)	$(3.9)

Aggregate Core Consolidated and Equity Company Information

In an effort to illustrate macro trends within its core companies, ICG provides an aggregation of revenue and net income (loss) figures reflecting 100% of the Aggregate Revenue and Aggregate EBITDA for core companies. ICG calculates Aggregate EBITDA for these purposes as earnings (losses) before interest, tax, depreciation and amortization and refers to it as "Aggregate EBITDA."  ICG refers to the Aggregate Revenue of its core partner companies as "Aggregate Revenue."  ICG reports Aggregate Revenue and Aggregate EBITDA for its core companies based on the sum total of the individual GAAP results of its core companies. ICG does not own its core companies in their entirety and, therefore, this information should be considered in this context. Aggregate Revenue and Aggregate EBITDA, in this context, represent certain financial measures used by ICG's management to evaluate the performance of core companies.  ICG also reports Aggregate EBITDA for its core companies exclusive of stock-based compensation and unusual items.  ICG's management considers charges unusual when they are transactional driven or non-recurring.

To provide additional transparency into the operating activities of its core companies, ICG further presents an aggregation of those core companies that it accounts for under the consolidation method of accounting, which ICG refers to as "core consolidated." Additionally, ICG presents an aggregation of those core companies that it accounts for under the equity method of accounting, which it refers to as "core equity."

To aid in the comparability of the aggregate core company information, ICG is presenting this aggregate core company information assuming the GovDelivery acquisition and the sale of GovDelivery's subsidiary, GovDocs, occurred on January 1, 2009 by including GovDelivery's historical results and excluding GovDocs results, respectively, for all periods presented.

ICG's management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate core companies' current and future prospects in a similar manner as ICG's management and review results on a comparable basis for all periods presented.

Certain components of historical reported amounts of core company aggregate information are recast from quarter to quarter. The following table reconciles certain prior quarterly components of core company aggregate information amounts reported in our second quarter earnings release, dated July 29, 2010, to what is reported in this release.

Aggregate Core Company information ($ in thousands):	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010

Aggregate Revenue reported in Q2 2010	$68,189	$69,075	$69,151	$72,789	$71,955	$71,902
GovDocs (Discontinued Operations)	(718)	(386)	(479)	(641)	(621)	(773)
Aggregate Revenue reported in this release	$67,471	$68,689	$68,672	$72,148	$71,334	$71,129

Aggregate EBITDA/EBITDA (loss) reported in Q2 2010	$(3,010)	$1,048	$1,480	$5,887	$1,163	$(1,274)
GovDocs (Discontinued Operations)	59	92	15	(240)	(86)	(301)
Aggregate EBITDA/EBITDA (loss) reported in this release	$(2,951)	$1,140	$1,495	$5,647	$1,077	$(1,575)

Aggregate Net income (loss) reported in Q2 2010	$(6,879)	$(4,000)	$(3,585)	$32,678	$(4,043)	$(7,170)
GovDocs (Discontinued Operations)	76	121	41	(132)	(86)	(301)
Aggregate Net income (loss) reported in this release	$(6,803)	$(3,879)	$(3,544)	$32,546	$(4,129)	$(7,471)

ICG's Share of Net Loss of Core, Venture and Disposed Partner Companies

These line items represent ICG's share of the net loss of core, venture and disposed partner companies accounted for under the consolidated and equity methods of accounting.

Corporate Expenses and Interest Income (Expense), net

Corporate general and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for ICG. Corporate general and administrative expenses increased during the three months ended September 30, 2010 from the three months ended September 30, 2009 primarily related to severance expenses in 2010 and one-time reductions in 2009 associated with the estimated accrual related to the Internet Capital Group 2009 Performance Plan.

CONTACT:  Internet Capital Group, Inc.
          Investor inquiries:
          Investor Relations
          Karen Greene
          610-727-6900
          IR@icg.com